UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): December 19, 2022

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [☐]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Appointment. On December 19, 2022, the Board of Directors (the “Board”) of German American Bancorp, Inc. (the “Company”) appointed Angela Curry to the Board for a term commencing on January 1, 2023 and expiring at the Company’s 2023 Annual Meeting of Shareholders, at which time she will be considered for election to a three-year term. On January 1, 2023, Ms. Curry will also begin serving on the Company’s Finance & Asset/Liability Management Committee. Inasmuch as the size of the Board had previously been set at 13 directors, the Board increased its size to 14 members on December 19, 2022 in order to permit the appointment of Ms. Curry, with the vacancy being reflected in the class of directors whose terms expire at the Company’s 2024 Annual Meeting of Shareholders. However, as part of the director elections at the Company’s 2023 Annual Meeting of Shareholders, Ms. Curry will be reclassified to the class of directors whose terms expire at such meeting in order that the number of directors in each of the Board’s three (3) classes remain equal.

Angela Curry is General Counsel and Vice President for Legal Affairs at the University of Louisville, where she directs and manages the provision of all legal services to the University. In addition to her role as General Counsel and Vice President for Legal Affairs, in 2021, Ms. Curry was also appointed to serve as the Interim Chief of Staff for the University. Prior to her current positions with the University of Louisville, Ms. Curry was Senior Vice President and General Counsel for the Presbyterian Church (USA) Foundation, which had $2 billion in assets-under-management, and helped direct global social impact projects for the Foundation. She has also served as General Counsel for various higher education institutions, including Kentucky State University and Fisk University, and as an attorney for the Kentucky Public Service Commission.

For her services as a director, Ms. Curry will be entitled to receive a pro rata portion of the standard director cash retainer and meeting fees payable to non-employee directors of the Company, as more fully described in the “Description of Director Compensation Arrangements” included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 29, 2022, which description is incorporated herein by reference. Other than being eligible to receive such director compensation, Ms. Curry has not entered into any material plan, contract, or arrangement in connection with her appointment as a director. Further, Ms. Curry is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

A copy of the Company’s press release, dated December 19, 2022, announcing the appointment of Ms. Curry to the Board, is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press release, dated December 19, 2022, issued by German American Bancorp, Inc.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
Date: December 19, 2022	By:	/s/ D. Neil Dauby
D. Neil Dauby, President and Chief Executive Officer